EXHIBIT 23.1

Consent of Independent Auditors

We have issued our report dated December 12, 2023, with respect to the financial statements of Micro Engineering, Inc. as of and for the years ended December 31, 2022 and 2021, included in this Current Report of Solitron Devices, Inc. on Form 8-K/A. We consent to the incorporation by reference in the Registration Statement No. 333-263214 and No. 333-203311 on Form S-8 of Solitron Devices, Inc., of such report.

/s/ Whitley Penn LLP

Fort Worth, Texas

December 12, 2023